UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 12, 2013

MINDSPEED TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31650	01-0616769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of principal executive offices, including zip code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 12, 2013, Mindspeed Technologies, Inc. (the “Company”) provided an updated notice to its directors and executive officers that the trading restrictions in Company securities that would have been imposed in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as a result of the blackout period under the Mindspeed Technologies, Inc. Retirement Savings Plan (the “Retirement Plan”) will not be imposed because less than 50% of the participants in the Retirement Plan who hold shares of Company common stock in their Retirement Plan accounts elected to tender in the tender offer commenced by M/A-COM Technology Solutions Holdings, Inc. on November 19, 2013.

A copy of the notice is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Updated Notice Regarding Restrictions on Trading Mindspeed Technologies, Inc. Securities, dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Dated: December 12, 2013	By:	/s/ Brandi R. Steege
Brandi R. Steege
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated Notice Regarding Restrictions on Trading Mindspeed Technologies, Inc. Securities, dated December 12, 2013.